EXHIBIT 10.6
                                                                    ------------

                                   AGREEMENT
                                   ---------

THIS AGREEMENT MADE EFFECTIVE AND EXECUTED AS OF JANUARY 14, 2001 (the "Effective Date").

BETWEEN:
                REACH  TECHNOLOGIES,  INC
                --------------------------

                Suite 103 - 1581H Hillside Ave
                Victoria,  B.C.
                V8T  2C1
                ("REACH")
AND:
                DDR  SYSTEMS,  INC.
                -------------------

                3650  West 30th  Ave
                Vancouver,  B.C.
                V6S  1W8
                ("DDR")
WHEREAS:
A. REACH (a British Columbia Corporation) is in the business producing Digital Data Recorders;
B. DDR (a Washington Corporation) is a corporation specifically created to market REACH'S Digital Data Recorders through a Licensing Agreement with REACH dated June 3, 1999;
C. REACH and DDR wish to amend the Licensing Agreement dated June 3, 1999 as it pertains to minimum purchase requirements (the "Transaction");
D. REACH and DDR agree that this Agreement will constitute a binding agreement upon them in respect of the Transaction, such to be on the terms and conditions contained herein;
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:
1.   REPRESENTATIONS  AND  WARRANTIES
     --------------------------------
     1.1 DDR represents and warrants to REACH that DDR has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon DDR enforceable against it in accordance with its terms and conditions.
     1.2 REACH represents and warrants to DDR that REACH has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon REACH enforceable against it in accordance with its terms and conditions.

2.   LICENSE  AMENDMENT
     ------------------
     2.1 The parties agree that, in exchange for the payment by promissory note of $5,000 by DDR to REACH and subject to the terms and conditions of this Agreement, REACH will not terminate the Licensing Agreement dated June 3, 1999 for failure to purchase $50,000 of the Reach Technologies Inc. licensed product line by January 30, 2001.
     2.2 All other terms in the Licensing Agreement dated June 3, 1999 shall remain including but not limited to the commitment to purchase $100,000 of the Reach Technologies Inc. licensed product line by
          January 31, 2002, and a further $100,000 by January 31, 2003, to retain its license. If these minimum purchase levels are not achieved, REACH shall have the right to terminate this agreement, immediately and without penalty.
3.   GENERAL
     -------
3.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.
3.2 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein.
3.3 The parties hereto shall execute and deliver all such further documents and do all such acts as any party may, either before or after the execution of this Agreement, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.
3.4 No amendment or interpretation of this Agreement shall be binding upon the parties hereto unless such amendment or interpretation is in written form executed by all of the parties to this Agreement.
3.5 Any notice or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, email or by mail to the parties at:

     Reach Technologies,  nc.                        DDR  Systems,  Inc.
     Suite 103 - 1581H Hillside Ave                  3650  West  30th Ave
     Victoria,  B.C.                                 Vancouver,  B.C.
     V8T  2C1                                        Canada  V6S  1W8
     Attention:  Jeff Dilabough                      Attention:  Glenn Jones

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph.
3.6 This Agreement shall be governed by the laws of Washington State applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of Washington State.
3.7     This  Agreement  may  be  signed  by  fax  and  in  counterpart.
IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

SIGNED,  SEALED  AND  DELIVERED  BY        SIGNED,  SEALED  AND  DELIVERED  BY
REACH  TECHNOLOGIES,  INC.                 DDR  SYSTEMS,  INC.

per:                                       per:

/S/  Mike  Frankenberger                   /S/  Glenn  Jones
---------------------------------------    -------------------------------------
Authorized  Signatory                      Authorized  Signatory

Name of Signatory: Mike Frankenberger      Name  of  Signatory:  Glenn  Jones

Title  of  Signatory:  Director            Title  of  Signatory:  Director


                 [This Space Has Been Intentionally Left Blank]

                                 PROMISSORY NOTE


                                                                January 14, 2001


     FOR VALUE RECEIVED, DDR Systems, Inc. of 3650 West 30th Ave, Vancouver, B.C. Canada V6S 1W8 promises to pay to the order of Reach Technologies Inc., Suite 103 - 1581H Hillside Ave Victoria, B.C. Canada V8T 1C1, or its assigns ("Holder"), the sum of five thousand dollars ($5,000.00 US) in the following manner:

     Interest shall accrue on the unpaid balance at the rate of seven percent (7%) per annum from the date set forth above.

     Principle and interest is due on July 14, 2001 or by earlier demand by the Holder. Prepayment may be made at any time.

          Upon default in the payment or of interest within ten (10) days of when payment is due, the whole of the principal sum then remaining unpaid and all interest accrued thereon shall, at the option of Holder, become immediately due and payable, without demand or notice. In the event any payment hereunder is not made within ten (10) days of when payment is due, Reach Technologies, Inc shall have the right to terminate Licensing Agreement dated June 3, 1999, immediately and without penalty.

This Note shall be construed in accordance with the laws of the State of Washington and venue shall lie in King County, Washington.

     This  Agreement  may  be  signed  by  fax  and  in  counterpart.

     EXECUTED  as  of  this  14th  day  of  January,  2001.



/S/  Glenn  Jones                              /S/  Mike  Frankenberger
-----------------                              ------------------------
DDR  Systems,  Inc.                            Reach  Technologies  Inc